Exhibit 10.7

Standardized Contract of Software/Application Development

Project name: Software/courseware/application/system/product development

Party A: [Customer Name]

Party B: Shanghai Netclass Information Technology Co., Ltd.

Place of signing：[•]

Signing date：[•][•], [•]

According to the provisions of the Contract Law of the People's Republic of China, both parties to the contract have reached an agreement on the technical development of software/courseware production and signed this contract.

Article 1: The technical content, form and requirements of the subject matter

From the date of signing the contract, Party A will entrust Party B to develop certain software/application/system (the “product”) and deliver it to Party A for use after the development of product is completed (the “project”).

Article 2: The technical indicators and parameters that should be achieved.

Party A shall provide the technical requirement and development data such as Party A's needs, materials, courseware format, etc.

Party B shall design and develop the product according to Party A's needs, inform Party A for inspection after product development is completed and delivers the product to Party A for product inspection.

Additional instructions are available in Appendix A attached hereto.

Article 3: Research and Development schedule

Party B shall develop the product within six months according to Party A's requirements.

Article 4: Research and Development Funds and Settlement Methods.

Party A shall pay Party B the technical development service fee, RMB [•]on a fixed-price basis.

Payment shall be made in the following installments：

First installment: 40% of the total amount, payable within two weeks after the agreement is signed.

Second installment: 40% of the total amount.

The remainder shall be paid within two weeks after the product delivery.

Article 5: Duration, place and method of contract performance

This contract will be performed in [location].

The development project shall be finished in [•] months after the signed date of this contract.

How to perform this contract: From the date of signing the contract, Party A will entrust Party B to develop the product pursuant to the term of the contract and deliver it to Party A for use after the development is completed.

Article 6: Confidential terms

The two parties have obligations to keep technical information and data of product development confidential. Without the consent of the other party, any technical information and data of the product development shall not be disclosed to a third party.

Article 7: Standards and methods of acceptance:

After Party B design and develop the product based on Party A’s needs and technical requirement according to Article 2 of this contract and the custom and practice in the online education software/courseware/application development industry as stipulated in the Product Confirmation Form as Appendix B , Party A shall inspect the product according to the Product Confirmation Form. If the product meets all the requirements in the Product Confirmation Form, Party A shall accept the product after inspection.

Article 8: Resolution of contract disputes

Disputes arising during the performance of this contract may be resolved by both parties through settlement or mediation. If the parties are unwilling to reconcile or mediate, or if the reconciliation or mediation fails, both parties agree that the arbitration shall be conducted by the [•] Arbitration Commission.

Article 9: Other terms

1) In the event of human force majeure factors, such as war, natural disasters and other factors, and the product cannot be completed and delivered normally, neither party shall bear any responsibilities;

2) During the performance of the agreement, both parties may, according to the actual situation, supplement and negotiate and conclude a supplementary agreement on matters not covered in the agreement. In the event of a breach of contract, each party has the right to require the breaching party to compensate for the economic losses caused thereby;

3) This agreement is made in duplicate, each party A and B will hold one copy, which will become effective after being signed and sealed by representatives of both parties.

Party A [Seal]

Representative sign [•]

Date [•][•], [•]

Party B [seal]

Representative sign [•]

Date [•][•], [•]

Appendix A

Additional Instructions

Appendix B

Product Development Demand Letter